                                                                   Exhibit 32(a)

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of The LGL Group, Inc. (the
"Company") on Form 10-Q for the quarterly period ended March 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"),
I, Jeremiah M. Healy, Principal Executive Officer of the Company, and I, Steve
Pegg, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of
2002, that, to our knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or
    15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the
    Company.

May 14, 2007
                                                 /s/ Jeremiah M. Healy
                                                 -------------------------------
                                                 Jeremiah M. Healy
                                                 PRINCIPAL EXECUTIVE OFFICER

May 14, 2007
                                                 /s/ Steve Pegg
                                                 -------------------------------
                                                 Steve Pegg
                                                 PRINCIPAL FINANCIAL OFFICER